SECOND AMENDMENT, dated as of October 3, 1996 to Agreement dated as of July 22, 1992, as amended by the First Amendment dated February 24, 1994 (as so amended, the "Agreement") between COLLINS & AIKMAN PRODUCTS CO. (which was formerly named Collins & Aikman Corporation) (the "Company") and THOMAS E. HANNAH ("Employee").

     WHEREAS, the Company and Employee desire to amend the Agreement as hereinafter provided;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the parties hereto hereby agree as follows:

     1. Section 3.2 of the  Agreement is hereby  amended by restating  paragraph
(b) thereof to read in its entirety as follows:

                  "(b) Employee's target bonus with respect to any fiscal year of the Company under all bonus plans in effect for such year and applicable to Employee pursuant to Section 3.2 (a) shall be in the aggregate 100% of his annual base pay (the "Target Bonus") and his maximum bonus with respect to any fiscal year of the Company shall be in the aggregate 200% of his annual base pay. Subject to the provisions of such plans and to this
     Section 3.2, Employee shall receive the Target Bonus with respect to any fiscal year in which the Company achieves all the goals set by the Compensation Board for such year."



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                  2. The validity, interpretation and performance of this
Amendment shall be governed by the laws of the State of New York, regardless of the laws that might be applied under applicable principles of conflicts of laws. Each of the parties hereby waives any right such party may have to a trial by jury.
                  3. All references in the Agreement to this "Agreement" shall mean the Agreement, as amended hereby. Except as expressly amended hereby, the Agreement shall continue in full force and effect in accordance with the provisions thereof.
     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                             /s/ Thomas E.  Hannah      [L.S.]
                                             THOMAS E. HANNAH

                                            COLLINS & AIKMAN PRODUCTS CO.



                                            By    /s/ Randall J.  Weisenburger
                                                     Title: Co-Chairman



                                            By    /s/ David A.  Stockman
                                                     Title: Co-Chairman







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